EXHIBIT 25
                                   ----------


         POWER OF ATTORNEY CONCERNING FORM 10-K FISCAL DECEMBER 31, 2002
         ---------------------------------------------------------------

Each person whose signature appears below constitutes and appoints CURTIS R. JACKELS his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and any or all amendments to such Annual Report on other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                                                        Date
---------                                                        -----

/s/ Curtis R. Jackels, Chief Executive                           March 7, 2003
Officer, President and Director


/s/John R. Helmen, Chairman                                      March 7, 2003


/s/James R. Loomis, Director                                     March 7, 2003


/s/Richard P. Kiphart, Director                                  March 7, 2003


/s/Scott S. Meyers, Director                                     March 7, 2003


/s/John McMillan, Director                                       March 7, 2003


                                       31